UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 22, 2020, the CLNY Seller Entities (as defined below), each affiliates of Colony Capital, Inc. (the “Company”), entered into an Agreement of Purchase and Sale (the “Sale Agreement”) with Silverplate Capital Partners LLC, a Delaware limited liability company and an affiliate of Highgate (the “Purchaser”), to sell all of the CLNY Seller Entities’ interests (the “Hospitality Interests”) in six of the Company’s hospitality portfolios, consisting of 22,676 rooms across 197 hotel properties in the U.S. The transaction value is approximately $2.8 billion, including the gross aggregate purchase price of $67.5 million for all of the Hospitality Interests, subject to certain adjustments as provided in the Sale Agreement, and the assumption of approximately $2.7 billion in consolidated investment-level debt associated with the Hospitality Interests.

The Hospitality Interests include 100% of the interests in the following portfolios: (1) the Innkeepers Portfolio, (2) the New England Portfolio, (3) the K Partners Portfolio, (4) the CBM Portfolio, and (5) the Miami Airport Portfolio. The Hospitality Interests also include the Company’s approximate 55% interest in the THL Portfolio, with the remaining interests in the THL Portfolio continuing to be held by certain investment vehicles managed by affiliates of the Company. After taking into account certain minority interests held by third parties in the Innkeepers Portfolio and the K Partners Portfolio and before transaction expenses, the Company expects to receive approximately 96% of the gross aggregate purchase price for the Hospitality Interests.

In connection with its execution and delivery of the Sale Agreement, Purchaser delivered a deposit of $5 million (the “Deposit”) to be held in escrow on behalf of the CLNY Seller Entities, which is generally non-refundable except in certain limited circumstances described in the Sale Agreement.

The CLNY Seller Entities and the Purchaser each have made certain customary representations and warranties in the Sale Agreement and have agreed to customary covenants including, among others, with respect to the conduct of business of the CLNY Seller Entities and its subsidiaries prior to the closing.

The Sale Agreement provides that the closing will occur no earlier than January 15, 2021, which may be extended or accelerated by mutual agreement of the CLNY Seller Entities and Purchaser, provided that, if certain third party approvals have not been obtained by February 15, 2021, each of the CLNY Seller Entities and the Purchaser has the right to extend the closing date until March 15, 2021 (the “Outside Date”).

The obligations of the parties to consummate the transactions contemplated by the Sale Agreement are subject to the satisfaction or waiver of certain customary closing conditions including, but not limited to, (i) the accuracy of the CLNY Seller Entities’ and the Purchaser’s respective representations and warranties as of the closing of the sale of the Hospitality Interests, subject to certain materiality, material adverse effect and other exceptions, (ii) the CLNY Seller Entities and the Purchaser having performed in all material respects all of their respective obligations required under the Sale Agreement, (iii) the assumption by the Purchaser of approximately $2.7 billion of outstanding mortgage notes encumbering the hotel properties associated with the Hospitality Interests and (iv) the receipt of certain third party approvals.

The Sale Agreement may be terminated (A) by either party in the event that certain third party approvals have not been obtained by the Outside Date, (B) by the Purchaser if the CLNY Seller Entities fail to perform any of its material obligations under the Sale Agreement prior to or at closing and does not cure such failure within fifteen (15) days after written notice of such failure; or (C) by the CLNY Seller Entities if the Purchaser fails to perform any of its material obligations under the Sale Agreement prior to or at closing and (other than a default of the obligation to effectuate the closing, for which there is no cure period) does not cure such failure (i) within three (3) business days after written notice of such failure, if Purchaser fails to timely pay or deposit any amount required to be under the Sale Agreement or (ii) within fifteen (15) days after written notice of such failure. The Sale Agreement provides that, within 60 days following the circumstance described in the preceding clause (B), the Purchaser may elect either (x) to seek specific performance of the Sale Agreement or (y) to terminate the Agreement and receive the Deposit, a termination fee of $10.0 million, and reimbursement of the Purchaser’s transaction expenses.

The Company expects to close the sale of the Hospitality Interests in the first quarter of 2021; however, there is no assurance that the transactions will close in the timeframe contemplated or on the terms anticipated, if at all.

As previously disclosed, the Company has determined to accelerate its transformation to a digitally focused business, continuing to focus on the growth in its digital investment management business and investments in digital assets, while at the same time disposing of its legacy assets, such as the contemplated sale of the Hospitality Interests.

While Colony will remain a real estate investment trust ("REIT") through 2020, in light of its strategy to accelerate the digital transformation, the Company will continue to evaluate whether to maintain REIT status beyond 2020.

CMP I Owner-T, LLC, a Delaware limited liability company, CMP I CAM2-T, LLC, a Delaware limited liability company, Grand Prix Mezz Borrower Fixed LLC, a Delaware limited liability company, INK Acquisition LLC, a Delaware limited liability company, INK Acquisition III LLC, a Delaware limited liability company, Castleblack Owner Holdings, LLC, a Delaware limited liability company, Castleblack Operator Holdings, LLC, a Delaware limited liability company, MC Owner MB1-T, LLC, a Delaware limited liability company, MC OPS MB1-T, LLC, a Delaware limited liability company, NEP OPS MB2-T, LLC, a Delaware limited liability company, CNI THL Propco Holdings, LLC, a Delaware limited liability company, and CNI THL Opco Holdings, LLC, a Delaware limited liability company, are collectively referred to herein as the “CLNY Seller Entities.”

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 28, 2020	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President, Chief Financial Officer and Treasurer